SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2008

World Series of Golf, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-140685	20-5347856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5340 S. Procyon St., Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 740-1740

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02                      Unregistered Sales of Equity Securities

On April 15, 2008, our board of directors voted to issue 224,000 Units to a total of five (5) purchasers, each Unit consisting of one share of common stock, par value $0.001, and one warrant to purchase one share of common stock at a price of $2.00, exercisable for three (3) years.  The Units were sold at a price $1.25 per Unit, resulting in total proceeds to the Company of $280,000 for the Units sold.  The Units were offered exclusively to accredited investors and the offering and sale of the Units was exempt from registration under Rule 506 of Regulation D.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On April 15, 2008, our board of directors voted to amend Article III, Section 8 of our Bylaws by striking “fifty percent (50%)” and inserting in its place “thirty-three percent (33%)” as the quorum required for meetings of shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Series of Golf, Inc.

/s/R. Terry Leiweke
R. Terry Leiweke
President and CEO
Date: April 17, 2008